EXHIBIT 23.01
Consent of Independent Public Accounting Firm

[Letterhead of Kostin, Ruffkess & Company, LLC]

Consent of:
Kostin, Ruffkess & Company, LLC

We consent to the incorporation by reference of our reports dated January 5, 2007 and January 23, 2006, filed as exhibits to Argan, Inc.’s Current Report on form 8-K dated December 8, 2006.

/s/ Kostin, Ruffkess & Company, LLC

Farmington, CT

January 23, 2007